UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

SOFTECH, INC.

(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

650 Suffolk Street, Suite 415, Lowell, MA 01854

(Address of principal executive offices and zip code)

Telephone (978) 513-2700

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hank Nelson retired from the Board of Directors of SofTech, Inc. (the “Company”) on January 22, 2014, upon the expiration of his term at the 2013 Annual Meeting of Shareholders of the Company (the “Annual Meeting”).  The Board of Directors have voted to reduce the size of the Board of Directors to three (3) directors concurrent with the Annual Meeting.

Item 5.07

Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on January 22, 2014. At the meeting, Joseph P. Mullaney was elected as a Class I Director, to hold office until the Company's 2016 Annual Meeting of Shareholders or until his successor is elected and qualified. The appointment of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2014 was also ratified at the meeting.

The voting results of the director election and ratification proposal, which were described in more detail in the definitive proxy statement relating to the Annual Meeting that the Company filed with the Securities and Exchange Commission on December 6, 2013, are set forth below.

Proposal No. 1 - Election of Director

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph P. Mullaney	538,530	28,759	8,642

Proposal No. 2 - Ratification of Independent Public Accountants

Description of Proposal	Votes For	Votes Against	Abstentions
To ratify the appointment of McGladrey LLP as SofTech, Inc.'s independent registered public accounting firm for the fiscal year ending May 31, 2014	575,236	683	12

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: January 28, 2014

By: /s/ Joseph P. Mullaney

Joseph P. Mullaney

President & Chief Executive Officer